UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.1)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Northern Revival Acquisition Corporation
(Name of Registrant as Specified in its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment to the Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”), filed by Northern Revival Acquisition Corporation (the “Company’) on October 18, 2024, is being filed in order to add an additional risk factor regarding the Company’s securities. No additional changes have been made.

SUPPLEMENT NO. 1 TO THE PRELIMINARY PROXY STATEMENT

The following disclosures should be read in conjunction with the disclosures contained in the Preliminary Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Preliminary Proxy Statement, the information set forth herein shall supersede or supplement the information in the Preliminary Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Preliminary Proxy Statement.

The fourth risk factor under the heading “Risk Factors” is hereby amended and restated as follows:

Nasdaq has delisted our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On February 5, 2024, the company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no longer in compliance with the Nasdaq Listing Rules (the “Rules”).

In the Notice, Nasdaq advised the Company that, pursuant to Rule IM-5101-2, a special purpose acquisition company (“SPAC”) must complete one or more business combinations within 36 months of the effectiveness of the SPAC’s initial public offering. Since the Company’s registration statement became effective on February 2, 2021, it was required to complete its initial business combination by no later than February 2, 2024. Such rule also provides that if the Company does not comply with the above requirement, Nasdaq will issue a Staff Delisting Determination under Rule 5810 to delist the Company’s securities.

Accordingly, Nasdaq has delisted the company’s securities, which were suspended from trading at the opening of business on February 14, 2024, and a Form 25-NSE was filed with the Securities and Exchange Commission removing the Company’s securities from listing and registration on Nasdaq on April 25, 2024.

The delisting of our securities by Nasdaq could adversely affect the trading market for our securities, as price quotations may not be as readily obtainable, which would likely have a material adverse effect on the market price of our securities and the Company’s ability to raise additional capital.

Our securities are not yet trading on an over-the-counter market, however we anticipate that such securities could be quoted on an over-the-counter market. In this over-the-counter market, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        our ability to complete an initial Business Combination with a target company contemplating a Nasdaq listing, including the Business Combination

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Additionally, because our securities will no longer be listed on Nasdaq, our securities will no longer be considered “covered securities” for the purpose of The National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Therefore, our securities will be subject to regulation in each state in which we offer our securities, including in connection with our initial Business Combination, which may negatively impact our ability to consummate our initial Business Combination.